Exhibit 99.1

CAPITAL PUMPING, LP

AND AFFILIATE

Consolidated Financial Statements

as of and for the Years Ended

December 31, 2018 and 2017 and

Independent Auditors’ Report

Independent Auditors’ Report

To the Partners of

Capital Pumping, LP and Affiliate

Austin, Texas:

We have audited the accompanying consolidated financial statements of Capital Pumping, LP and Affiliate (collectively, the “Company”), which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of income, equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Report on Consolidating Information

Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The consolidating information in the supplemental schedules is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations, and cash flows of the individual companies, and it is not a required part of the consolidated financial statements.

Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The consolidating information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the consolidating information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

/s/ Maxwell Locke & Ritter LLP

Austin, Texas

March 28, 2019

CAPITAL PUMPING, LP AND AFFILIATE

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2018 AND 2017

	2018	2017
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,235,943	$2,121,739
Accounts receivable, less allowances of $53,726 and $132,569, respectively	5,396,250	4,545,069
Prepaid expenses and other assets	164,778	149,301
Current assets of consolidated VIE - Cash and cash equivalents	4,425,764	5,551,140

Total current assets	11,222,735	12,367,249

PROPERTY AND EQUIPMENT, net	794,235	1,055,422

PROPERTY AND EQUIPMENT, net - consolidated VIE	40,673,060	38,985,228

TOTAL	$52,690,030	$52,407,899

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable	$548,513	$795,280
Accrued expenses	800,862	662,839
Current liabilities of consolidated VIE:
Accrued expenses	-	16,604
Current portion of long-term debt	7,152,211	7,317,486

Total current liabilities	8,501,586	8,792,209

LONG-TERM DEBT, less current portion - consolidated VIE	10,044,334	11,692,108

Total liabilities	18,545,920	20,484,317

EQUITY:
Partners’ capital	6,241,831	6,413,412
Noncontrolling interest in Affiliate	27,902,279	25,510,170

Total equity	34,144,110	31,923,582

TOTAL	$52,690,030	$52,407,899

See notes to consolidated financial statements.

CAPITAL PUMPING, LP AND AFFILIATE

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017

REVENUES	$48,638,391	$45,079,929

COST OF REVENUES	28,435,250	26,668,913

GROSS PROFIT	20,203,141	18,411,016

OPERATING EXPENSES-
General and administrative	5,637,299	6,358,349

OPERATING INCOME	14,565,842	12,052,667

OTHER INCOME (EXPENSE):
Interest income	38,454	19,239
Interest expense	(610,936)	(721,222)
Other income	27,168	-

Total other expense, net	(545,314)	(701,983)

NET INCOME	14,020,528	11,350,684

INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST IN AFFILIATE	(7,192,109)	(6,306,186)

NET INCOME ATTRIBUTABLE TO CAPITAL PUMPING, LP	$6,828,419	$5,044,498

See notes to consolidated financial statements.

CAPITAL PUMPING, LP AND AFFILIATE

CONSOLIDATED STATEMENTS OF EQUITY
YEARS ENDED DECEMBER 31, 2018 AND 2017

		Noncontrolling
	Partners’	Interest
	Capital	in Affiliate	Total

BALANCE, DECEMBER 31, 2016	$5,268,914	$25,503,984	$30,772,898

PARTNER DISTRIBUTIONS	(3,900,000)	(6,300,000)	(10,200,000)

INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST IN AFFILIATE	-	6,306,186	6,306,186

NET INCOME ATTRIBUTABLE TO CAPITAL PUMPING, LP	5,044,498	-	5,044,498

BALANCE, DECEMBER 31, 2017	6,413,412	25,510,170	31,923,582

PARTNER DISTRIBUTIONS	(7,000,000)	(4,800,000)	(11,800,000)

INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST IN AFFILIATE	-	7,192,109	7,192,109

NET INCOME ATTRIBUTABLE TO CAPITAL PUMPING, LP	6,828,419	-	6,828,419

BALANCE, DECEMBER 31, 2018	$6,241,831	$27,902,279	$34,144,110

See notes to consolidated financial statements.

CAPITAL PUMPING, LP AND AFFILIATE

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$14,020,528	$11,350,684
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt recovery	(66,668)	-
Depreciation and amortization	10,473,411	9,181,734
Gain on disposal of property and equipment	(3,106,239)	(1,972,114)
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(784,513)	252,167
Prepaid expenses and other assets	(15,477)	(17,928)
Accounts payable	(246,767)	178,456
Accrued expenses	121,419	(133,184)

Net cash provided by operating activities	20,395,694	18,839,815

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(12,230,801)	(8,758,016)
Proceeds from disposals of property and equipment	3,436,984	2,097,735

Net cash used in investing activities	(8,793,817)	(6,660,281)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	6,148,969	3,887,257
Principal payments on long-term debt	(7,962,018)	(8,409,426)
Partner distributions	(7,000,000)	(3,900,000)
Affiliate partner distributions	(4,800,000)	(6,300,000)

Net cash used in financing activities	(13,613,049)	(14,722,169)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,011,172)	(2,542,635)

CASH AND CASH EQUIVALENTS, beginning of year	7,672,879	10,215,514

CASH AND CASH EQUIVALENTS, end of year	$5,661,707	$7,672,879

SUPPLEMENTAL DISCLOSURE-

Cash paid during the year-
Interest paid	$610,936	$721,222

See notes to consolidated financial statements.

CAPITAL PUMPING, LP AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2018 AND 2017

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Basis of Presentation - The consolidated financial statements include the accounts of Capital Pumping, LP (“CP”) and ASC Equipment, LP (“ASC”), an affiliated company with common ownership (collectively, the “Company”). CP provides concrete pumping services for residential and commercial projects as well as highway construction in the greater Central Texas, South Texas, and West Texas areas. ASC is an equipment company that provides all boom pump trucks used in the daily operations of CP through an operating lease. See further discussion of consolidation of a variable interest entity (“VIE”) at Note 8.

The consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification. All significant intercompany balances and transactions have been eliminated upon consolidation.

Accounting Estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Accounts Receivable - Accounts receivable are recorded at the value of the revenue earned and require payment within thirty days. Account balances with charges over thirty days old are considered delinquent and management begins collection efforts at this time. Delinquent accounts receivable invoices do not accrue interest.

The Company provides credit in the normal course of business to customers and continually monitors each customer’s creditworthiness individually and recognizes allowances for estimated bad debts on customer accounts that are no longer estimated to be collectible. The Company regularly adjusts any allowance for subsequent collections and final determination that an account is no longer collectible.

Property and Equipment - Property and equipment is recorded at cost and depreciated or amortized over the shorter of the estimated useful lives of the assets or the term of the lease agreement, which range from two to ten years. Depreciation and amortization is computed using the straight-line method. Maintenance and repairs that do not improve or extend the useful life of the respective asset are expensed as incurred.

Impairment of Long-Lived Assets - Property and equipment is reviewed for impairment whenever events or changes in circumstances indicate that the amount recorded may not be recoverable. An impairment loss is recognized by the amount in which the carrying amount of the asset exceeds fair value, if the carrying amount of the asset is not recoverable.

Self-Funded Insurance - CP has a self-funded employee welfare benefit plan (see Note 6) and recognizes its obligations in the period in which a claim is incurred, including reported claims and estimated claims incurred but not reported, up to specified deductible limits. The estimate of its self-insurance liability contains uncertainty as CP must use judgment to estimate the cost that will be incurred to settle reported claims and claims made for incidents incurred but not reported as of the consolidated balance sheet dates. When estimating its self-insurance liabilities, CP considers a number of factors which include, but are not limited to, historical claims experience, demographic factors, severity factors and information provided by independent third-party advisors.

Revenue Recognition - Revenue is recorded as projects are completed, and all projects are short-term in nature with the majority of projects lasting one day.

Cost of Revenues - Cost of revenues includes equipment rental and operations labor costs as well as those costs associated with maintaining the Company’s concrete pumps.

Income Taxes - The Company files income tax returns in the U.S. federal jurisdiction and the State of Texas. The Company is taxed as a partnership for federal income tax purposes; accordingly, all taxable income, losses, deductions and credits are allocated to the partners who are responsible for the payment of taxes thereon. Therefore, no provision has been made for federal income taxes.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by the relevant taxing authority based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Management evaluated the Company’s tax positions for all open tax years and believes the Company has no material uncertain tax positions and has recorded no related interest or penalties for the years ended December 31, 2018 and 2017.

Cash and Cash Equivalents - The Company considers all highly liquid investments purchased with an original maturity of ninety days or less to be cash equivalents.

Concentrations of Credit Risk - Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with a limited number of high quality financial institutions and may exceed the amount of insurance provided on such deposits. The Company monitors the creditworthiness of its customers to which it grants credit terms in the normal course of business. Although the Company does not currently foresee a significant credit risk associated with these receivables, repayment is dependent upon the financial strength of the customers. At December 31, 2018 and 2017, one customer accounted for 14% and 15% of total accounts receivable, respectively.

Advertising Costs - Advertising costs are expensed as incurred and totaled $11,217 and $16,030 for the years ended December 31, 2018 and 2017, respectively.

Recently Issued Accounting Pronouncements - In May 2014 and August 2015, the FASB issued Accounting Standards Updates (“ASU”) No. 2014-09 and No. 2015-14, Revenue from Contracts with Customers, which supersede the revenue recognition requirements in Accounting Standards Codification 605, Revenue Recognition, and most industry-specific guidance included in the Accounting Standards Codification. The standard requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The standard is effective retrospectively for fiscal years beginning after December 15, 2018 and early adoption is permitted. The Company is currently evaluating the impact the new standard will have on its consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which requires the recognition of lease assets and lease liabilities by lessees for all leases, including leases previously classified as operating leases, and modifies the classification criteria and accounting for sales-type and direct financing leases by lessors. Leases continue to be classified as finance or operating leases by lessees and both classifications require the recognition of a right-of-use asset and a lease liability, initially measured at the present value of the lease payments in the consolidated balance sheet. Interest on the lease liability and amortization of the right-of-use asset are recognized separately in the consolidated statement of income for finance leases and as a single lease cost recognized on the straight-line basis over the lease term for operating leases. The standard is effective using a modified retrospective approach for fiscal years beginning after December 15, 2019 and early adoption is permitted. The Company is currently evaluating the impact the standard will have on its consolidated financial statements.

2.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31:

	2018	2017
Concrete pumps	$74,606,627	$69,459,050
Equipment	1,347,332	1,353,575
Vehicles	827,716	702,854
Leasehold improvements	868,991	856,650
Office furniture and equipment	242,121	242,121
Other	16,500	16,500
Total	77,909,287	72,630,750
Less accumulated depreciation and amortization	(36,441,992)	(32,590,100)
Total	$41,467,295	$40,040,650

Depreciation expense for the years ended December 31, 2018 and 2017 was $10,473,411 and $9,181,734, respectively, of which $10,046,268 and $8,799,876 respectively was included in cost of revenues and $427,143 and $381,858 respectively, was included in general and administrative expenses.

3.	LONG-TERM DEBT

The Company’s long-term debt consisted of the following as of December 31:

	2018	2017
Notes payable to finance companies for ASC, interest rates ranging from 2.57% to 4.10%, principal and interest due in monthly or quarterly installments, collateralized by equipment and partner guarantees, maturing at various dates through September 2023	$12,895,693	$12,872,195
Notes payable to financial institutions for ASC, interest rates ranging from 2.75% to 3.70%, principal and interest due in monthly installments, collateralized by equipment and partner guarantees, maturing at various dates through June 2022	4,300,852	6,137,399
Total	17,196,545	19,009,594
Less current maturities	(7,152,211)	(7,317,486)
Total long-term debt	$10,044,334	$11,692,108

Required principal payments on long-term debt as of December 31, 2018 were as follows:

2019	$7,152,211
2020	4,950,531
2021	2,867,719
2022	1,621,760
2023	604,324
Total	$17,196,545

4.	COMMITMENTS AND CONTINGENCIES

The Company leases six properties from a related party (see Note 7) under non-cancelable operating leases that expire on various dates ranging from 2021 to 2027. The Company also leases seven properties on a month-to-month basis, which can be cancelled upon thirty days’ notice. Total rental expense for the years ended December 31, 2018 and 2017 was $818,366 and $788,820, respectively. At December 31, 2018, minimum future rental payments under non-cancelable operating leases were as follows:

2019	$647,391
2020	658,162
2021	639,362
2022	528,265
2023	315,131
Thereafter	922,363
Total	$3,710,674

In addition to the above base rents, the Company is responsible for its pro-rata share of real estate taxes and operating expenses.

The Company has a standby letter of credit with a financial institution for $99,000 as security for workers’ compensation insurance, which renewed in April 2018. The Company did not make any draws on this standby letter of credit during the years ended December 31, 2018 and 2017.

The Company, in the normal course of business, is subject to various legal matters. In the opinion of management, the resolution of these matters will not have a material adverse effect on the financial position of the Company or its results of operations.

5.	DEFINED CONTRIBUTION PLAN

The Company has a 401(k) plan that covers substantially all employees who are at least 21 years of age and have more than one year of service. The Company may make discretionary matching contributions on behalf of each participant. During the years ended December 31, 2018 and 2017, the Company made employer contributions of $307,310 and $232,091, respectively.

6.	employee Welfare benefit PLAN

Effective November 1, 2016, CP established a self-funded employee welfare benefit plan (the “Plan”) to provide health insurance coverage for all eligible employees and their dependents as defined in the Plan agreement. The Plan is funded through employee and employer contributions. CP has purchased stop-loss insurance, which limits CP’s annual claims exposure to $60,000 per covered person with an $85,000 aggregating specific deductible, as defined in the Plan agreement. Participant claims for the Plan are administered by a third-party administrator. The estimated self-funded insurance liability was $62,206 and $57,586 as of December 31, 2018 and 2017, respectively, and is included with accrued expenses in the accompanying consolidated balance sheets of the Company.

7.	RELATED PARTY TRANSACTIONS

The Company leases an office facility in San Antonio under a non-cancelable operating lease from a partner.  Rent expense related to this lease for the years ended December 31, 2018 and 2017 was $166,108 and $161,270, respectively.  The Company leases property in Pflugerville under a non-cancelable operating lease from a partner.  Rent expense related to this lease for the years ended December 31, 2018 and 2017 was $59,241 and $57,796, respectively.  The Company leases two office facilities in Austin under non-cancelable operating leases from a partner.  Rent expense related to these leases for the years ended December 31, 2018 and 2017 was $385,255 and $373,939, respectively.  The Company leases yards in Bryan and Salado under non-cancelable operating leases from an entity in which a partner serves as a fiduciary for the two trusts that own the entity.  Rent expense related to the Bryan lease for the years ended December 31, 2018 and 2017 was $47,884 and $46,040, respectively.  Rent expense related to the Salado lease for the years ended December 31, 2018 and 2017 was $74,880 and $72,000, respectively.

The Company incurred expenses for equipment leasing and trucking services from an entity owned by a partner.  The Company incurred $23,952 and $72,622 in expenses for the years ended December 31, 2018 and 2017, respectively.

8.	CONSOLIDATION OF VARIABLE INTEREST ENTITY

CP leases its boom pump trucks used in its daily operations from ASC through an operating lease agreement.  ASC was created to give CP use of the leased equipment and CP guarantees the debt of ASC; thus, ASC is considered a VIE in which CP is the primary beneficiary.  Therefore, CP consolidates the results of ASC’s operations, consisting primarily of depreciation and interest expense, and eliminates the related operating lease revenue.  The consolidated balance sheets at December 31, 2018 and 2017 include $40.7 million and $39.0 million, respectively, in property and equipment of ASC, net of accumulated depreciation; $4.4 million and $5.6 million, respectively, in cash and cash equivalents of ASC; $0 and $17,000, respectively, in accrued expenses of ASC; and $17.2 million and $19.0 million, respectively, in debt of ASC, which is collateralized by the equipment leased to CP.  No gain or loss was recognized as a result of consolidating the assets and liabilities of ASC.

9.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 28, 2019, the date the consolidated financial statements were available to be issued.

On March 18, 2019, the Company entered into an Interest Purchase Agreement pursuant to which the partners agreed to sell all of the outstanding equity interests of Capital Pumping LP and its affiliates in an all-cash transaction.  The transaction is expected to close in the second calendar quarter of 2019, subject to regulatory approvals and other customary closing conditions.